MOSS-ADAMS LLP
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CERTIFIED PUBLIC ACCOUNTANTS                 438 First Street, Suite 320
                                             Santa Rosa, CA 95401-6339

                                             Phone 707.527.0800
                                             FAX 707.575.1712

                                             Offices in Principal Cities of
                                             Washington, Oregon and California


                                                                    EXHIBIT 23.0

                CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors and Stockholders of
Healthy Planet Products, Inc.


We consent to the incorporation by reference in the Registration Statement of Healthy Planet Products, Inc., on Form S-8 (File No. 33-84740) of our report dated February 2, 1996, on our audits of the financial statements and financial statement schedules of Healthy Planet Products, Inc., as of December 31, 1995 and 1994, and for each of the two fiscal years in the period ended December 31, 1995, which report is included in this Annual Report on Form 10-KSB.


                                                       /s/   MOSS ADAMS LLP


Santa Rosa, California
March 12, 1996


A member of
Moores
Rowland
International

An association of independent
accounting firms throughout the world.